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CENTER TRUST, INC.                                                  EXHIBIT 21.1
LIST OF SUBSIDIARIES


CENTERTRUST RETAIL PROPERTIES FINANCE III, LLC (Nevada)

KING MINERAL, LLC  (California)



CT FINANCE PARTNERSHIP, LP. (California)

CT RETAIL PROPERTIES FINANCE I, LLC  (Delaware)

CT RETAIL PROPERTIES FINANCE II, LLC  (Delaware)

CT RETAIL PROPERTIES FINANCE III, LLC (Delaware)

CT RETAIL PROPERTIES FINANCE IV, LLC  (Delaware)

CT RETAIL PROPERTIES FINANCE V, LLC   (Delaware)

CT RETAIL PROPERTIES FINANCE VI, LLC  (Delaware)

CT RETAIL PROPERTIES FINANCE VII, LLC (Delaware)

CT OPERATING PARTNERSHIP, LP  (California)

CT FINANCE, INC. (Delaware)

HAAGEN CENTRAL  (California)

VERMONT-SLAUSON SHOPPING CENTER, LTD  (California)

WILLOWBROOK CENTER PARTNERSHIP  (California)